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                                                                    EXHIBIT 23.1

                        [ARTHUR ANDERSON LLP LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS As independent public accountants, we hereby consent to the incorporation by reference in Form S-8 Registration Statements (Nos. 33-66672 and 33-66674) pertaining to the 1988 Stock Option Plan and the 1991 Stock Option Plan of JMAR Technologies, Inc., Form S-3 Registration Statements (Nos. 33-47390, 33-96848, 333-24353 and 333-52703) and Form S-8
Registration Statements (Nos. 333-10923 and 333-10925) of our report dated March 22, 1999 with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of JMAR Technologies, Inc.

                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP


San Diego, California
March 30, 2000